UNITED STATES

SECURITIES AND EXHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2013

Bulova Technologies Group, Inc.

(Exact name of registrant as specified in its character)

Florida	000-9358	83-0245581
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Id#)

 2409 Falkenburg Road

Tampa Florida 33619

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including are code: (727) 536-6666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On February 25, 2013 Bulova Technologies Group, Inc. (the “Company”) entered into a series of transactions whereby it borrowed Four Hundred Thousand Dollars ($400,000), together with detachable 10 year warrants (the “Warrants”) to purchase up to 4,240,343 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) at an exercise price of $.0001 per share, sold Two Billion (2,000,000,000) shares of its Preferred Stock, par value $.00001 per share, with voting rights (the “Preferred Stock”) for Twenty Thousand Dollars ($20,000), issued additional warrants (“Additional Warrants”) to purchase 4,118,000,000 shares of common stock for Sixty Six Thousand Dollars ($66,000) on the same terms as the Warrant. An existing secured creditor subordinated its security interest in the Company’s assets and canceled its existing warrants in exchange for a new warrant to purchase up to 1,073,000,000 shares of the Company’s Common Stock on the same terms as the Warrant. The holders of the Warrants and Additional Warrants were granted demand and piggy-back registration rights for the common stock underlying their Warrants. The demand registration rights may be invoked after the exercise of the Warrants.

All of the entities involved in the acquisition of the securities in connection with the transactions were accredited investors as such term is defined in Rule 502 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and relied on the exemption provided under Section 4(2) of the Securities Act. There were no placement agent fees or commissions in connection with this transaction.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)- Exhibits

10.1 Form of Warrant

10.2 Secured Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bulova Technologies Group, Inc. (Registrant)

Date: March 1, 2013	By:	/s/ Stephen Gurba
	Name:	Stephen Gurba
	Title:	CEO